GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2022 RESULTS
– Total and Core Revenue Each Increased 39% over the Prior-Year Period –
– Total Written Premium Increased 42% to $566 Million –
– Net Income Decreased 24% to $2.4 Million or 5% of Total Revenue –
– Adjusted EBITDA of $12.5 Million was up 85% over the Prior-Year Period –
– Adjusted EBITDA Margin Increased 6 Points to 24% in the Second Quarter –
– Operating Franchises and Corporate Sales Headcount Increased 25% and 11%, Respectively –

WESTLAKE, TEXAS - July 27, 2022 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights
•Total Revenues grew organically 39% over the prior-year period to $53.0 million in the second quarter of 2022
•Second quarter Core Revenues* of $48.1 million increased 39% over the prior-year period
•Second quarter net income of $2.4 million, decreased 24%, EPS of $0.02 per share decreased 79% and adjusted EPS* of $0.16 per share rose 20%, each over the prior-year period
•Adjusted EBITDA grew 85% over the prior-year period to $12.5 million
•Adjusted EBITDA Margin increased 6 points over the prior-year period to 24%.
•Total written premiums placed for the second quarter increased 42% over the prior-year period to $566 million
•Policies in force grew 35% from the prior-year period to approximately 1,181,000
•Corporate sales headcount of 503 was up 11% year-over-year
•Total franchises increased 30% compared to the prior-year period to 2,341; operating franchises grew 25% compared to the prior-year period to 1,344

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EBITDA to net income and Adjusted EPS to basic earnings per share, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We delivered very strong growth in revenue and earnings for the second quarter, demonstrating the incredible power and consistency of our platform and our increasing competitive advantage in the marketplace despite ongoing macro headwinds,” stated Mark E. Jones, Chairman and CEO. “In the second quarter premium increased 42% while Total and Core Revenue each grew 39%. Following substantial and higher than normal investments over the last couple of years to position for longer term growth, we believe the second quarter of 2022 showed our significant and sustainable underlying earnings power with Adjusted EBITDA up 85% and Adjusted EBITDA Margin increasing 6 points. We also added significant talent in the quarter while at the same time meaningfully improving the overall quality of our producer force. While we expect continued strong revenue growth, we believe we are also in a position to see gradual operating leverage emerge beyond 2022 as we recalibrate our investment in the corporate distribution to rebalance the business with more focus on the faster growing and more profitable franchise distribution. Our runway in the marketplace remains enormous and we believe we are poised for substantial top and bottom-line growth for many years to come as we deliver consistently for our clients, agents, partners, and shareholders.”

Second Quarter 2022 Results
For the second quarter of 2022, revenues were $53.0 million, an increase of 39% compared to the corresponding period in 2021. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $48.1 million, also a 39% increase from $34.7 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by growth in the number of corporate agents and operating franchises, higher productivity as these agents mature in our system, and strong client retention of 89%. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 42% in the second quarter.

Total operating expenses, excluding equity-based compensation and depreciation and amortization, for the second quarter of 2022 were $40.5 million, up 29% from $31.4 million in the prior-year period. The increase from the prior-year period was due to larger, though scaling, employee compensation and benefits expenses related to ongoing investments in our corporate agents, franchise recruiters, service agents, and information systems developers. Equity-based compensation increased to $5.2 million for the period, compared to $1.9 million a year ago. The change in this non-cash item relates to the Black-Scholes valuation of newly issued options, which takes into account stock price on the grant date and historical volatility, among other inputs. General and Administrative expenses are also higher versus a year ago due to increased real estate costs related to 2021 office openings, software expenses, and increased travel, meals, and entertainment costs.

Net income in the second quarter of 2022 was $2.4 million, with the decrease due to higher non-cash equity-based compensation expense and income tax expense. Net income attributable to Goosehead Insurance, Inc. for the second quarter of 2022 was $0.3 million, or $0.02 per basic diluted share. Adjusted EPS for the second quarter of 2022, which excludes equity-based compensation, was $0.16 per share, up 20% from the year ago period. Total Adjusted EBITDA was $12.5 million for the second quarter of 2022 compared to $6.8 million in the prior-year period. Adjusted EBITDA Margin of 24% was up 6 points in the quarter.

Liquidity and Capital Resources
As of June 30, 2022, the Company had cash and cash equivalents of $31.1 million. We had an unused line of credit of $24.8 million as of June 30, 2022. Total outstanding term note payable balance was $96.9 million as of June 30, 2022.

2022 Outlook
The Company’s outlook for full year 2022 is as follows:
•Total written premiums placed for 2022 are expected to be between $2.152 billion and $2.215 billion, representing organic growth of 38% on the low end of the range to 42% on the high end of the range.
•Total revenues for 2022 are expected to be between $194 million and $205 million, representing organic growth of 28% on the low end of the range to 35% on the high end of the range, driven by high levels of Core Revenue growth partly offset by lower than historical average contingent commissions of $8-10 million for the full year 2022 as our carriers continue to struggle with their underwriting profitability.
•After a year of historical investments in people, technology, and real estate, Adjusted EBITDA Margin is expected to expand for the full year 2022.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 15 corporate sales offices and over 2,341 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Commissions and agency fees	$26,265	$21,053	$46,274	$38,587
Franchise revenues	26,427	16,841	47,377	30,274
Interest income	330	279	649	540
Total revenues	53,022	38,173	94,300	69,401
Operating Expenses:
Employee compensation and benefits	31,659	22,475	63,143	43,784
General and administrative expenses	12,378	10,134	25,902	19,408
Bad debts	1,660	646	2,456	1,093
Depreciation and amortization	1,658	1,132	3,234	2,132
Total operating expenses	47,355	34,387	94,735	66,417
Income (loss) from operations	5,667	3,786	(435)	2,984
Other Income (Expense):
Other income	—	119	—	139
Interest expense	(1,114)	(546)	(1,997)	(1,147)
Income (loss) before taxes	4,553	3,359	(2,432)	1,976
Tax expense (benefit)	2,164	223	562	(71)
Net income (loss)	2,389	3,136	(2,994)	2,047
Less: net income (loss) attributable to non-controlling interests	2,047	1,649	(1,050)	956
Net income (loss) attributable to Goosehead Insurance, Inc.	$342	$1,487	$(1,944)	$1,091
Earnings per share:
Basic	$0.02	$0.08	$(0.10)	$0.06
Diluted	$0.02	$0.07	$(0.10)	$0.05
Weighted average shares of Class A common stock outstanding
Basic	20,454	18,774	20,348	18,574
Diluted	21,245	20,367	20,348	20,251

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Core Revenue:
Renewal Commissions(1)	14,541	10,310	24,748	18,067
Renewal Royalty Fees(2)	18,870	11,670	32,872	20,416
New Business Commissions(1)	6,730	5,944	12,097	10,560
New Business Royalty Fees(2)	4,821	3,680	9,113	6,837
Agency Fees(1)	3,114	3,105	5,751	5,529
Total Core Revenue	48,076	34,709	84,581	61,409
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,591	1,458	4,887	2,890
Interest Income	330	279	649	540
Total Cost Recovery Revenue	2,921	1,737	5,536	3,430
Ancillary Revenue:
Contingent Commissions(1)	1,880	1,694	3,678	4,431
Other Franchise Revenues(2)	145	33	505	131
Total Ancillary Revenue	2,025	1,727	4,183	4,562
Total Revenues	53,022	38,173	94,300	69,401
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensatoin	26,486	20,623	52,182	39,991
General and administrative expenses	12,378	10,134	25,902	19,408
Bad debts	1,660	646	2,456	1,093
Total	40,524	31,403	80,540	60,492
Adjusted EBITDA	12,498	6,770	13,760	8,909
Adjusted EBITDA Margin	24%	18%	15%	13%

Interest expense	(1,114)	(546)	(1,997)	(1,147)
Depreciation and amortization	(1,658)	(1,132)	(3,234)	(2,132)
Tax (expense) benefit	(2,164)	(223)	(562)	71
Equity-based compensation	(5,173)	(1,852)	(10,961)	(3,793)
Other Income	—	119	—	139
Net Income (loss)	2,389	3,136	(2,994)	2,047
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2022 and 2021.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2022 and 2021.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30,	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$31,121	$28,526
Restricted cash	2,427	1,953
Commissions and agency fees receivable, net	9,161	12,056
Receivable from franchisees, net	1,206	493
Prepaid expenses	7,195	4,785
Total current assets	51,110	47,813
Receivable from franchisees, net of current portion	30,689	29,180
Property and equipment, net of accumulated depreciation	27,571	24,933
Right-of-use asset	41,418	32,656
Intangible assets, net of accumulated amortization	3,749	2,798
Deferred income taxes, net	131,164	125,676
Other assets	5,585	4,742
Total assets	$291,286	$267,798
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$5,753	$10,502
Premiums payable	2,427	1,953
Lease liability	6,026	4,893
Contract liabilities	6,363	6,054
Note payable	5,625	4,375
Total current liabilities	26,194	27,777
Lease liability, net of current portion	57,169	47,335
Note payable, net of current portion	115,349	118,361
Contract liabilities, net of current portion	46,009	42,554
Liabilities under tax receivable agreement	105,312	100,959
Total liabilities	350,033	336,986
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 20,534 shares issued and outstanding as of June 30, 2022, 20,198 shares issued and outstanding as of December 31, 2021	203	200
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 16,693 issued and outstanding as of June 30, 2022, 16,909 shares issued and outstanding as of December 31, 2021	168	170
Additional paid in capital	58,942	46,281
Accumulated deficit	(63,290)	(60,671)
Total stockholders' equity	(3,977)	(14,020)
Non-controlling interests	(54,770)	(55,168)
Total equity	(58,747)	(69,188)
Total liabilities and equity	$291,286	$267,798
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total Revenues	$53,022	$38,173	$94,300	$69,401

Core Revenue:
Renewal Commissions(1)	$14,541	$10,310	$24,748	$18,067
Renewal Royalty Fees(2)	18,870	11,670	32,872	20,416
New Business Commissions(1)	6,730	5,944	12,097	10,560
New Business Royalty Fees(2)	4,821	3,680	9,113	6,837
Agency Fees(1)	3,114	3,105	5,751	5,529
Total Core Revenue	48,076	34,709	84,581	61,409
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,591	1,458	4,887	2,890
Interest Income	330	279	649	540
Total Cost Recovery Revenue	2,921	1,737	5,536	3,430
Ancillary Revenue:
Contingent Commissions(1)	1,880	1,694	3,678	4,431
Other Franchise Revenues(2)	145	33	505	131
Total Ancillary Revenue	2,025	1,727	4,183	4,562
Total Revenues	$53,022	$38,173	$94,300	$69,401

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated statements of operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated statements of operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$2,389	$3,136	$(2,994)	$2,047
Interest expense	1,114	546	1,997	1,147
Depreciation and amortization	1,658	1,132	3,234	2,132
Tax expense (benefit)	2,164	223	562	(71)
Equity-based compensation	5,173	1,852	10,961	3,793
Other income	—	(119)	—	(139)
Adjusted EBITDA	$12,498	$6,770	$13,760	$8,909
Adjusted EBITDA Margin(1)	24%	18%	15%	13%
(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($12,498/$53,022), and ($6,770/$38,173) for the three months ended June 30, 2022 and 2021, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($13,760/$94,300), and ($8,909/$69,401) for the six months ended June 30, 2022 and 2021, respectively.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and six months ended June 30, 2022. Note that totals may not sum due to rounding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Earnings per share - basic (GAAP)	$0.02	$0.08	$(0.10)	$0.06
Add: equity-based compensation(1)	0.14	0.05	0.30	0.10
Adjusted EPS (non-GAAP)	$0.16	$0.13	$0.20	$0.16
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$5.2 million/(20.5 million + 16.7 million)] for the three months ended June 30, 2022 and [$1.9 million/ (18.8 million + 18.0 million)] for the three months ended June 30, 2021. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$11.0 million/(20.3 million + 16.8 million)] for the six months ended June 30, 2022 and [$3.8 million/ (18.6 million + 18.2 million)] for the six months ended June 30, 2021.

Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2022	December 31, 2021	June 30, 2021
Corporate sales agents < 1 year tenured	312	293	266
Corporate sales agents > 1 year tenured	191	213	186
Operating franchises < 1 year tenured (TX)	67	57	53
Operating franchises > 1 year tenured (TX)	231	214	196
Operating franchises < 1 year tenured (Non-TX)	354	333	353
Operating franchises > 1 year tenured (Non-TX)	692	594	470
Policies in Force	1,181,000	1,011,000	872,000
Client Retention	89%	89%	89%
Premium Retention	95%	93%	90%
QTD Written Premium (in thousands)	$565,961	$407,291	$398,920
Net Promoter Score ("NPS")	90	91	92